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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2001 relating to the consolidated financial statements of Hanover Compressor Company, which appears in Hanover Compressor Company's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

Houston, Texas
November 21, 2001